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                                      EXHIBIT 16(d)


           Schedule of Computation for U.s. Government Securities Fund and
                               Mortgage Securities Fund

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                         THE OFFITBANK INVESTMENT FUND, INC.
                                      EXHIBIT 16
                                     TOTAL RETURN


                   U.S. GOVERNMENT SECURITIES FUND - SELECT SHARES


AGGREGATE TOTAL RETURN
WITH SALES CHARGE OF:         0.00%
-----------------------------------
T = (ERV/P)^1/N - 1

WHERE:    T =            TOTAL RETURN

          ERV =          ENDING REDEEMABLE VALUE AT THE END
                         OF THE PERIOD OF A HYPOTHETICAL
                         $1,000 INVESTMENT MADE AT THE
                         BEGINNING OF THE PERIOD.

          P =            A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

          N =            NUMBER OF DAYS

     EXAMPLE:

     SINCE INCEPTION:    (   07/01/97  TO  12/31/97   ):
                         (    1,023.3  /1000^(1/(  183 /365))-1) =   4.71%

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                         THE OFFITBANK INVESTMENT FUND, INC.
                                      EXHIBIT 16
                                     TOTAL RETURN


                      MORTGAGE SECURITI ES FUND - SELECT SHARES


AGGREGATE TOTAL RETURN
WITH SALES CHARGE OF:         0.00%
-----------------------------------
T = (ERV/P)^1/N - 1

WHERE:    T =            TOTAL RETURN

          ERV =          ENDING REDEEMABLE VALUE AT THE END
                         OF THE PERIOD OF A HYPOTHETICAL
                         $1,000 INVESTMENT MADE AT THE
                         BEGINNING OF THE PERIOD.

          P =            A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

          N =            NUMBER OF DAYS

     EXAMPLE:


     SINCE INCEPTION:    (   07/01/97  TO  12/31/97   ):
                         (    1,025.3  /1000^(1/(  183 /365))-1) =   5.10%